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                                ROSS STORES, INC.
                              FISCAL 1999 FORM 10-K
                                  EXHIBIT 10.18

                              AMENDED AND RESTATED
                                ROSS STORES, INC.
                           INCENTIVE COMPENSATION PLAN

                      (AS AMENDED EFFECTIVE MARCH 16, 2000)

         1.       ESTABLISHMENT, PURPOSE, TERM OF PLAN.

                  1.1 ESTABLISHMENT. The Ross Stores, Inc. Incentive Compensation Plan is hereby amended and restated in its entirety as the Amended and Restated Ross Stores, Inc. Incentive Compensation Plan (the "PLAN") effective as of March 16, 2000 (the "EFFECTIVE DATE").

                  1.2 PURPOSE. The purposes of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to management and other key employees of the Company to meet or exceed pre-established, corporate profit performance and individual performance goals.

                  1.3 TERM OF PLAN. The Plan shall continue in effect until its termination by the Committee.

         2.       DEFINITIONS AND CONSTRUCTION.

                  2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                      (a) "AWARD" means an incentive award granted under the Plan.

                      (b) "AWARD FORMULA" means, for any Award granted to a Participant, a formula or table establishing the percentage of the Participant's base salary, as in effect on the last day of the Fiscal Year with respect to which such Award was granted, that will become payable (except as otherwise provided by the Plan) as a cash bonus at one or more specified thresholds of attainment of the Performance Goal for the Fiscal Year.

                      (c) "BOARD" means the Board of Directors of the Company.

                      (d) "CAUSE" means, unless otherwise defined by a contract of employment between the Participant and the Company, any of the following: (i) the Participant's theft, dishonesty, or falsification of any Company documents or records; (ii) the Participant's improper use or disclosure of the Company's confidential or proprietary information; (iii) any

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action by the Participant which has a detrimental effect on the Company's reputation or business; (iv) the Participant's failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with the Company.

                      (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                      (f) "CHANGE IN CONTROL" means the occurrence of any of the following:

                          (i) any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or
(2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then-outstanding voting stock; or

                          (ii) an Ownership Change Event or a series of
related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or, in the event of a sale of assets, of the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)").

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                      (g) "COMMITTEE" means the Compensation Committee or other committee of one or more members of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

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                      (h) "COMPANY" means Ross Stores, Inc. a Delaware
corporation, or any successor corporation thereto.

                      (i) "DISABILITY" means a long-term disability as defined by the long-term disability plan established by the Company for its employees.

                      (j) "EMPLOYEE" means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of the Company.

                      (k) "EXECUTIVE OFFICER" mean a person who, on the last day of a Fiscal Year, is then serving as the Chief Executive Officer, the President, an Executive Vice President or a Senior Vice President of the Company.

                      (l) "FISCAL YEAR" means a fiscal year of the Company.

                      (m) "OUTSIDE DIRECTOR" means a member of the Board who
(i) is not a current employee of the Company or a member of an affiliated group of corporations within the meaning of Section 162(m) of the Code (together with the Company, the "AFFILIATED GROUP"); (ii) is not a former employee of the Affiliated Group who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Affiliated Group; and (iv) does not receive remuneration within the meaning of Section 162(m) of the Code from the Affiliated Group, either directly or indirectly, in any capacity other than as a member of the Board.

                      (n) "PARTICIPANT" means a person who has been granted one or more Awards.

                      (o) "PERFORMANCE GOAL" means a target level of the pretax earnings of the Company determined in accordance with generally accepted accounting principles but prior to the accrual or payment of any Award and excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary, unusual or nonrecurring item, as determined by the Committee.

                      (p) "SERVICE" means a Participant's employment with the Company in the capacity of an Employee. A Participant's Service shall be deemed to have terminated if the Participant ceases to be an Employee, even if the Participant continues to render service to the Company in a capacity other than as an Employee or commences rendering service to a parent or subsidiary of the Company. A Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's Service has terminated and the effective date of such termination.

                  2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall

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include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

         3.       ADMINISTRATION.

                  3.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

                  3.2 ADMINISTRATION IN COMPLIANCE WITH SECTION 162(m). The Board shall establish a Committee of composed solely of two or more Outside Directors to administer the Plan with respect to any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) of the Code.

                  3.3 AUTHORITY OF OFFICERS. Any Executive Officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Executive Officer has apparent authority with respect to such matter, right, obligation, determination or election.

                  3.4 POWERS OF THE COMMITTEE. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                      (a) to determine the persons to whom, and the time or times at which Awards shall be granted;

                      (b) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical);

                      (c) to amend or modify any Award or to waive any restrictions or conditions applicable to any Award;

                      (d) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

                      (e) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

                  3.5 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of

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the Board and any officers or employees of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

         4.       ELIGIBILITY AND AWARD LIMITATION.

                  4.1 PERSONS ELIGIBLE FOR AWARDS. Awards may be granted only to Employees who are officers of the Company or who are designated as District Managers, Directors, Buyers, Counselors, Regional Area Managers, Key Employees, First Line Employees or are otherwise Employees selected by the Committee. No person whose Service commences or recommences after October 31 of any Fiscal Year shall be eligible to be granted an Award with respect to such Fiscal Year.

                  4.2 MAXIMUM AWARD. No Participant may be granted an Award which would result in the Participant receiving in settlement of the Award for any Fiscal Year an amount in excess of $1,522,000, representing 200% of the salary of the Chief Executive Officer of the Company as in effect on May 30, 1996, the date of approval of the Plan by the Company's stockholders.

         5.       GRANT OF AWARDS.

                  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Awards in such amounts and upon such conditions as it shall determine, subject to the following:

                  5.1 ESTABLISHMENT OF PERFORMANCE GOAL AND AWARD FORMULAS. For each Fiscal Year in which an Award is to be granted, the Committee shall establish in writing (a) the Performance Goal applicable to any and all Awards which may be granted for such Fiscal Year and (b) the respective Award Formula to be applicable to each Award which may be granted for such Fiscal Year. The Committee may, in its discretion, establish different Award Formulas applicable to different classes, categories, positions or organizational levels of Participants or to individual Participants. In establishing the Performance Goal and Award Formulas, the Committee shall take into account the recommendations of the Management Committee of the Company. Unless otherwise permitted in compliance with the requirements under
Section 162(m) of the Code with respect to "performance-based compensation," the Committee shall establish the Performance Goal applicable to a Fiscal Year and the applicable Award Formulas no later than the earlier of (a) the date ninety (90) days after the commencement of the Fiscal

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Year or (b) the date on which 25% of the Fiscal Year has elapsed, and, in any event, at a time when the outcome of the Performance Goal remains substantially uncertain. Once established for a Fiscal Year, the Performance Goal and Award Formulas (except as provided in Section 5.2 or Section 6.2) shall not be changed.

                  5.2 DISCRETIONARY ADJUSTMENT OF AWARD FORMULAS. In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the adjustment of the Award Formula applicable to an Award granted to any Participant who is not an Executive Officer to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. However, once established in accordance with Section 5.1, the Committee shall have no discretion to alter an Award Formula applicable to any Award granted to an Executive Officer.

                  5.3 NEW OR PROMOTED EMPLOYEES. Any Award granted by the Committee to an Employee who becomes eligible to participate in the Plan following the commencement of a Fiscal Year, whether as a result of hiring or promotion, shall provide for an Award Formula prorated on the basis the length of the Fiscal Year remaining from the date on which the Employee becomes eligible to participate. If a Participant previously granted an Award for a Fiscal Year is promoted to a position within a category of Participants for which the Committee has established a more favorable Award Formula, the more favorable Award Formula shall be applied on a pro rata basis to that portion of the Fiscal Year remaining from the date of the Employee's promotion, and the original Award Formula shall be applied on a pro rata basis to that portion of the Fiscal Year preceding the date of promotion. Notwithstanding the foregoing, no discretionary adjustment pursuant to
Section 5.2 or Section 6.2 may be made to any Award held by a Participant who is promoted to a position of Executive Officer following the commencement of a Fiscal Year.

                  5.4 NOTICE TO PARTICIPANTS. The Company shall notify each Participant of the terms of the Award granted to him or her for the Fiscal Year, including the Performance Goal and Award Formula.

         6.       SETTLEMENT OF AWARDS.

                  6.1 DETERMINATION OF FINAL AWARD VALUES. As soon as practicable following the completion of each Fiscal Year, the Committee shall certify in writing the extent to which the applicable Performance Goal has been attained and the resulting final values of the Awards for such Fiscal Year earned by the Participants and to be paid upon settlement of the Awards in accordance with the applicable Award Formula. Except as provided in
Section 6.2, the Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the applicable Award Formula on the basis of the degree of attainment of the Performance Goal as certified by the Committee.

                  6.2 ADJUSTMENT FOR EXCEPTIONAL INDIVIDUAL PERFORMANCE. In the event that the Performance Goal is not attained for a Fiscal Year, but the Company is profitable in the judgment of the Committee, those Participants who are not Executive Officers and who have received an individual performance appraisal rating of "exceptional" shall be eligible to receive the amount of the final Award value that would have become payable to the Participant under the

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applicable Award Formula had 100% of the Performance Goal been attained and had the Participant received an individual performance appraisal rating of "good."

                  6.3 EFFECT OF LEAVES OF ABSENCE. Unless otherwise required by law, payment of the final value of an Award held by a Participant who has taken in excess of seven (7) days of military leave, sick leave or other approved leaves of absence during the Fiscal Year shall be prorated on the basis of the number of days of the Participant's Service during the Fiscal Year during which the Participant was not on a leave of absence.

                  6.4 NOTICE TO PARTICIPANTS. As soon as practicable following the Committee's determination and certification in accordance with
Section 6.1, the Company shall notify each Participant of the determination of the Committee.

                  6.5 PAYMENT IN SETTLEMENT OF AWARDS. As soon as practicable following the Committee's determination and certification in accordance with
Section 6.1, payment shall be made to each eligible Participant of the resulting final value, if any, of such Participant's Award (subject to applicable tax withholding). Except as otherwise provided in Section 7, no Participant shall be eligible to receive a payment under any Award unless the Participant remains an active, full-time Employee on the last day of the Fiscal Year applicable to such Award. For this purpose, a Participant on an approved leave of absence shall be deemed to be an active Employee. All such payments shall be made in cash or by check.

                  6.6 TAX WITHHOLDING. The Company shall have the right to deduct from any and all payments made under the Plan or otherwise all federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to any such payment.

         7.       EFFECT OF TERMINATION OF SERVICE.

                  7.1 DEATH OR DISABILITY. If a Participant's Service terminates because of the death or Disability of the Participant prior to the completion of the Fiscal Year applicable to an Award held by the Participant, the final value of the Award shall be determined under the Award Formula by the extent to which the applicable Performance Goal is attained with respect to the entire Fiscal Year and by assuming for the purpose of this determination that the Participant (if not an Executive Officer) has received an individual performance rating of "good;" provided, however, that the resulting amount shall be prorated on the basis of the number of days of the Participant's Service during the Fiscal Year. Payment shall be made following the end of the Fiscal Year in the manner provided in Section 6.

                  7.2 INVOLUNTARY TERMINATION. If a Participant's Service is involuntarily terminated by the Company for any reason other than Cause (an "INVOLUNTARY TERMINATION") prior to the completion of the Fiscal Year applicable to an Award held by the Participant, the final value of the Award shall be determined under the Award Formula by the extent to which the applicable Performance Goal is attained with respect to the entire Fiscal Year and by assuming for the purpose of this determination that the Participant (if not an Executive Officer) has received an individual performance rating of "good;" provided, however, that the resulting amount shall be prorated on the basis of the number of days of the Participant's Service during

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the Fiscal Year. Payment shall be made following the end of the Fiscal Year in the manner provided in Section 6.

                  7.3 OTHER TERMINATION OF SERVICE. If a Participant's Service terminates for any reason other than death, Disability or Involuntary Termination prior to the completion of the Fiscal Year applicable to an Award held by the Participant, the Participant shall immediately forfeit the Award and shall be entitled to receive no payment therefor.

         8.       CHANGE IN CONTROL.

                  8.1 EFFECT OF CHANGE IN CONTROL. Unless otherwise provided by a contract of employment between the Participant and the Company, in the event of the consummation of a Change in Control prior to the completion of the Fiscal Year applicable to the Participant's Award, then the Award shall become payable, effective as of the date of the Change in Control, in the amount that would constitute the final value of the Award determined in accordance with the Award Formula had 100% of the Performance Goal for the Fiscal Year been attained and had the Participant (if not an Executive Officer) received an individual performance rating of "good;" provided, however, that such amount shall be prorated on the basis of the number of days of the Participant's Service during the Fiscal Year prior to the date of the Change in Control. Subject to Section 8.2, payment pursuant to this
Section 8.1 (subject to applicable tax withholding) shall be made in cash or by check as soon as practicable following the date of the Change in Control.

                  8.2 FEDERAL EXCISE TAX UNDER SECTION 4999 OF THE CODE.

                      (a) EXCESS PARACHUTE PAYMENT. In the event that any payment pursuant to an Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any payment called for under the Award in order to avoid such characterization.

                      (b) DETERMINATION BY INDEPENDENT ACCOUNTANTS. To aid the Participant in making any election called for under Section 8.2(a), upon the occurrence of any event that might reasonably be anticipated to give rise to a payment under Section 8.1 (an "EVENT"), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the "ACCOUNTANTS"). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this
Section 8.2(b).

         9.       AMENDMENT OR TERMINATION OF THE PLAN.

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                  The Plan, as set forth in this document, represents the
general guidelines the Company presently intends to utilize to determine what Awards, if any, will be granted and paid. If, however, at the sole discretion of the Committee, the Company's best interest is served by applying different guidelines to certain individuals, or to individuals under special or unusual circumstances, it reserves the right to do so by notice to such individuals at any time, or from time to time. To the extent that such applications are contrary to any provisions of the Plan, the Plan will be deemed amended to such extent. The Committee may terminate or amend the Plan at any time; provided, however, that in amending the Plan the Committee shall take into account whether the approval of the Company's stockholders of such amendment may be required in order to continue to qualify amounts paid pursuant to the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code.

         10.      MISCELLANEOUS PROVISIONS.

                  10.1 NONTRANSFERABILITY OF AWARDS. Prior to settlement in accordance with the provisions of the Plan, no Awards may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

                  10.2 RIGHTS AS EMPLOYEE. No person, even though eligible pursuant to Section 4, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way the right of the Company to terminate the Participant's Service at any time.

                  10.3 BENEFICIARY DESIGNATION. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation shall be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

                  10.4 UNFUNDED OBLIGATION. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship

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between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

                  10.5 APPLICABLE LAW. The Plan shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                  10.6 CONTINUATION OF PRIOR VERSION OF THE PLAN AS TO OUTSTANDING AWARDS. Notwithstanding any other provision of the Plan to the contrary, each Award outstanding prior to the Effective Date shall continue to be governed by the terms of the version of the Plan as in effect on the date of grant of such Award. For purposes of the preceding sentence, such prior version of the Plan includes the Ross Stores, Inc. Incentive Compensation Plan adopted on May 30, 1996.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Amended and Restated Ross Stores, Inc. Incentive Compensation Plan as duly adopted by the Board on March 16, 2000.


                                        ------------------------------------
                                        Secretary